Exhibit 99.1

July 25, 2023

PACWEST BANCORP ANNOUNCES RESULTS FOR THE SECOND QUARTER 2023

FOR IMMEDIATE RELEASE

SECOND Quarter 2023 Highlights

•	Net loss available to common stockholders of $207.4 million, or a loss of $1.75 per diluted share as the quarter was impacted by items related to loan sales and restructuring of our Civic subsidiary

•	Adjusted earnings of $36.0 million and adjusted diluted earnings per common share of $0.22, which exclude the effect of loan sales, lower of cost or market held for sale (“LOCOM HFS”) adjustments, and reorganization costs as detailed below

•	Executed on strategic plan to divest non-core loan portfolios including selling

•	National Construction portfolio, including $2.6 billion of loans and $2.3 billion of unfunded commitments

•	Lender Finance portfolio, including $2.1 billion of loans and $0.2 billion of unfunded commitments

•	A portion of the Civic portfolio, including $521 million of loans and $24 million of unfunded commitments

•	Second quarter results were marked by enhanced liquidity and capital

•	Immediately-available liquidity (on-balance sheet liquidity and unused borrowing capacity) of $17.9 billion, which exceeded uninsured deposits of $5.3 billion, with a coverage ratio of 335% at June 30, 2023

•	Total insured deposits represented approximately 81% of total deposits as of June 30, 2023, up from 48% at December 31, 2022

•	All risk-based capital ratios increased from March 31, 2023, with CET1 increasing from 9.21% to 11.16%

•	Loans to deposits ratio decreased to 81.5% at June 30, 2023 from 101.0% at March 31, 2023

•	Operational efficiency initiative is ongoing with continued optimization of resources, contracts, facilities, and processes

ADJUSTED eARNINGS AND RELATED METRICS

	Three Months Ended
	June 30,	March 31,	June 30,
	2023	2023	2022

	(Dollars in thousands, except per share amounts)
Earnings Summary:
Net (loss) earnings	$(197,414)	$(1,195,424)	$122,360
Diluted earnings per common share	$(1.75)	$(10.22)	$1.02
Return on average assets	(1.84)%	(11.34)%	1.23%
Return on average tangible common equity (1)	(37.62)%	14.45%	24.24%
Efficiency ratio	527.0%	58.2%	49.5%

Adjusted Earnings Summary (1):
Adjusted earnings	$35,957	$89,436	$122,360
Adjusted diluted earnings per common share	$0.22	$0.66	$1.02
Adjusted return on average assets	0.34%	0.85%	1.23%
Adjusted return on average tangible common equity	5.08%	15.62%	24.24%
Adjusted efficiency ratio	86.9%	58.2%	49.5%

(1) Non-GAAP measure.

Financial results for the second quarter of 2023 were impacted by $277.7 million of losses on the sale of loans and unfunded commitments and LOCOM HFS adjustments, Civic loan sale charge-offs of $22.4 million, and $12.4 million of reorganization costs. Financial results for the first quarter of 2023 were impacted by a goodwill impairment of $1.38 billion and reorganization costs of $8.5 million. Excluding these amounts, adjusted earnings were $36.0 million, or $0.22 per diluted share, for the second quarter of 2023 and $89.4 million, or $0.66 per diluted share, for the first quarter of 2023. A reconciliation of adjusted earnings to net (loss) earnings according to generally accepted accounting principles in the United States (“GAAP”) is provided in the financial tables at the end of this press release.

CEO COMMENTARY

Paul Taylor, President and CEO, commented, “At the end of the first quarter, we communicated our strategic plan to exit non-core products and services and strengthen our community banking business which would improve our capital ratios, liquidity, and operational efficiency. We expected to execute this plan over several quarters, however, given that market conditions changed, we pivoted to shrink the balance sheet through the sale of three significant non-core loan portfolios. These loan sales accelerated our balance sheet restructuring, reducing risk in our loan portfolio, and improving our capital ratios and liquidity. The significant reduction in risk-weighted assets resulted in much improved capital ratios, and our CET1 capital ratio improved from 9.21% at March 31, 2023 to 11.16% at June 30, 2023.”

Mr. Taylor continued, “We are continuing the work we started last year to improve the overall efficiency of the Bank, which resulted in severance, asset write-off, and contract termination expense of $12.4 million in the second quarter of 2023. Since the beginning of the year, we have reduced our employee count by 560 employees, primarily at our Civic subsidiary. We have identified many other areas to improve efficiency across the Bank and will be executing on these measures in the coming months.”

Mr. Taylor concluded, “Due to the competitive marketplace for deposits, we are introducing new products and technology solutions to successfully grow customer deposits. At the end of the second quarter, we introduced a digital account opening tool to efficiently gather new deposits. In the third quarter, we expect to implement a new on-line channel for gathering deposits directly from consumers.”

FINANCIAL HIGHLIGHTS

	At or For the			At or For the
	Three Months Ended			Six Months Ended
	June 30,	March 31,	Increase	June 30,		Increase
Financial Highlights	2023	2023	(Decrease)	2023	2022	(Decrease)

	(Dollars in thousands, except per share amounts)
Net (loss) earnings available to common stockholders	$(207,361)	$(1,205,371)	$998,010	$(1,412,732)	$242,488	$(1,655,220)
Diluted (loss) earnings per common share	$(1.75)	$(10.22)	$8.47	$(11.96)	$2.03	$(13.99)
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") (1)	$(262,443)	$119,396	$(381,839)	$(143,047)	$336,735	$(479,782)
Return on average assets	(1.84)%	(11.34)%	9.50	(6.55)%	1.22%	(7.77)
PPNR return on average assets (1)	(2.45)%	1.13%	(3.58)	(0.67)%	1.70%	(2.37)
Return on average tangible common equity (1)	(37.62)%	14.45%	(52.07)	(11.00)%	22.40%	(33.40)

Yield on average loans and leases (tax equivalent)	6.08%	6.14%	(0.06)	6.11%	4.66%	1.45
Cost of average total deposits	2.62%	1.98%	0.64	2.27%	0.13%	2.14
Net interest margin ("NIM") (tax equivalent)	1.82%	2.89%	(1.07)	2.34%	3.50%	(1.16)
Efficiency ratio	527.0%	58.2%	468.8	130.5%	49.8%	80.7

Total assets	$38,337,250	$44,302,981	$(5,965,731)	$38,337,250	$40,950,723	$(2,613,473)
Loans and leases held for investment, net of deferred fees	$22,258,210	$25,672,381	$(3,414,171)	$22,258,210	$26,501,137	$(4,242,927)
Noninterest-bearing demand deposits	$6,055,358	$7,030,759	$(975,401)	$6,055,358	$13,338,029	$(7,282,671)
Interest-bearing deposits	$21,841,725	$21,156,802	$684,923	$21,841,725	$20,630,123	$1,211,602
Total deposits	$27,897,083	$28,187,561	$(290,478)	$27,897,083	$33,968,152	$(6,071,069)

As percentage of total deposits:
Noninterest-bearing demand deposits	22%	25%	(3)	22%	39%	(17)
Interest-bearing deposits	78%	75%	3	78%	61%	17

Equity to assets ratio	6.61%	6.26%	0.35	6.61%	9.72%	(3.11)
Common equity tier 1 capital ratio	11.16%	9.21%	1.95	11.16%	8.24%	2.92
Tier 1 capital ratio	13.70%	11.15%	2.55	13.70%	10.15%	3.55
Total capital ratio	17.61%	14.21%	3.40	17.61%	13.12%	4.49
Tangible common equity ratio (1)	5.24%	5.07%	0.17	5.24%	5.15%	0.09
Tangible book value per
common share (1)	$16.71	$18.66	$(1.95)	$16.71	$16.93	$(0.22)

(1) Non-GAAP measure.

INCOME STATEMENT HIGHLIGHTS

NET INTEREST INCOME

Net interest income decreased by $93.2 million to $186.1 million for the second quarter of 2023 compared to $279.3 million for the first quarter of 2023 due mainly to higher interest expense on deposits and borrowings and lower interest income on loans and leases, offset partially by higher interest income on deposits in financial institutions. Interest income on deposits in financial institutions increased by $43.9 million in the second quarter of 2023 due mainly to a $3.2 billion increase in the average balance of deposits in financial institutions and a 37 basis points increase in the yield. Interest income on loans and leases decreased by $21.7 million in the second quarter of 2023 due to a $1.6 billion decrease in the average balance of loans and leases and a six basis points decrease in the tax equivalent yield on loans and leases compared to the first quarter of 2023. The tax equivalent yield on loans and leases was 6.08% in the second quarter of 2023 compared to 6.14% in the first quarter of 2023. The decrease in the tax equivalent yield on loans and leases was due primarily to lower levels of higher-yielding Civic and construction loans and a smaller tax equivalent adjustment in the second quarter. Interest expense on deposits increased by $22.9 million in the second quarter of 2023 due mainly to increased market rates and an increased use of brokered deposits that contributed to a 44 basis points increase in the cost of total deposits. Interest expense on borrowings increased by $91.8 million due to a $6.2 billion increase in the average balance and a 34 basis points increase in the cost of borrowings attributable mainly to the result of the borrowings under the Bank Term Funding Program and repurchase agreement being in effect for a full quarter, as these borrowings were entered into in March 2023.

The tax equivalent NIM was 1.82% for the second quarter of 2023 compared to 2.89% for the first quarter of 2023. The decrease in the NIM was due mainly to a shift in our funding mix during the second quarter of 2023. Average borrowings as a percentage of average interest-bearing liabilities was 34% for the second quarter of 2023 compared to 19% for the first quarter of 2023. The tax-equivalent NIM was further impacted by a higher cost of total deposits and borrowings and a lower yield on loans and leases, offset partially by a higher yield on deposits in financial institutions.

The cost of total deposits was 2.62% for the second quarter of 2023 compared to 1.98% for the first quarter of 2023 due mainly to higher market interest rates and a higher average balance of brokered deposits.

PROVISION FOR CREDIT LOSSES

The following table presents details of the provision for credit losses for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Provision for Credit Losses	2023	2023	(Decrease)

	(In thousands)
Addition to allowance for loan and lease losses	$40,000	$18,500	$21,500
Reduction in reserve for unfunded loan commitments	(38,000)	(15,500)	(22,500)
Total loan-related provision	2,000	3,000	(1,000)
Addition to allowance for held-to-maturity securities	-	-	-
Total provision for credit losses	$2,000	$3,000	$(1,000)

The provision for credit losses was $2.0 million for the second quarter of 2023 compared to $3.0 million for the first quarter of 2023. The provision for the second quarter of 2023 reflected the impact of an updated forecast, higher net charge-offs and higher reserves for downgraded loans largely offset by lower reserves needed for lower loan and unfunded commitment balances. During the first quarter of 2023, while loans and leases held for investment and unfunded loan commitments declined, a $3.0 million provision was recognized due to an increase in qualitative reserves for loans secured by commercial real estate and higher net charge-offs.

Noninterest Income

The following table presents details of noninterest income for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Noninterest Income	2023	2023	(Decrease)

	(In thousands)
Service charges on deposit accounts	$4,315	$3,573	$742
Other commissions and fees	11,241	10,344	897
Leased equipment income	22,387	13,857	8,530
(Loss) gain on sale of loans and leases	(158,881)	2,962	(161,843)
Gain (loss) on sale of securities	-	-	-
Dividends and gains on equity investments	2,658	1,098	1,560
Warrant loss	(124)	(333)	209
LOCOM HFS adjustment	(11,943)	-	(11,943)
Other income	2,265	4,890	(2,625)
Total noninterest (loss) income	$(128,082)	$36,391	$(164,473)

Noninterest income decreased by $164.5 million to a loss of $128.1 million for the second quarter of 2023 compared to income of $36.4 million for the first quarter of 2023 due primarily to a decrease of $161.8 million in gain on sale of loans and leases and a $11.9 million LOCOM HFS loss adjustment, offset partially by an increase of $8.5 million in leased equipment income. The second quarter loss on sale of loans and leases resulted from the sale of $5.2 billion of loans for a net loss of $158.9 million in the second quarter of 2023 compared to the sale of $287.3 million of loans for a net gain of $3.0 million in the first quarter of 2023. The $11.9 million LOCOM HFS loss adjustment was related to the lower of cost or market adjustment that we made to our $478.1 million loans held for sale at June 30, 2023. The increase in leased equipment income was due mainly to $8.8 million of early lease termination gains recognized in the second quarter of 2023 compared to the linked quarter.

Noninterest Expense

The following table presents details of noninterest expense for the periods indicated:

	Three Months Ended
	June 30,	March 31,	Increase
Noninterest Expense	2023	2023	(Decrease)

	(In thousands)
Compensation	$82,881	$88,476	$(5,595)
Occupancy	15,383	15,067	316
Data processing	10,963	10,938	25
Other professional services	9,973	6,073	3,900
Insurance and assessments	25,635	11,717	13,918
Intangible asset amortization	2,389	2,411	(22)
Leased equipment depreciation	9,088	9,375	(287)
Foreclosed assets expense, net	2	363	(361)
Customer related expense	27,302	24,005	3,297
Loan expense	5,245	6,524	(1,279)
Other	119,182	12,804	106,378
Total operating expense	308,043	187,753	120,290
Acquisition, integration and reorganization costs	12,394	8,514	3,880
Goodwill impairment	-	1,376,736	(1,376,736)
Total noninterest expense	$320,437	$1,573,003	$(1,252,566)

Noninterest expense decreased by $1.25 billion to $320.4 million in the second quarter of 2023 compared to $1.57 billion for the first quarter of 2023 due primarily to the $1.38 billion goodwill impairment charge recorded in the first quarter of 2023. Excluding the goodwill impairment and acquisition, integration and reorganization costs, operating expense increased by $120.3 million to $308.0 million. The $120.3 million increase was due mainly to an increase of $106.4 million in other expense and an increase of $13.9 million in insurance and assessments expense. The increase in other expense was due mainly to $106.8 million of unfunded commitments fair value loss adjustments in the second quarter of 2023. The increase in insurance and assessments was due mainly to higher FDIC assessment expense attributable to an increased assessment rate due to lower core earnings, lower core deposits, and a higher level of criticized loans and leases.

Income Taxes

The effective income tax rate was 25.3% for the second quarter of 2023 compared to 5.2% for the first quarter of 2023. Excluding goodwill impairment, the effective income tax rate for the first quarter of 2023 was 28.4%. The decrease from the first quarter of 2023 adjusted rate was due primarily to higher disallowed interest expense, higher disallowed FDIC assessment expense, and higher shortfalls from restricted stock vesting in the second quarter of 2023. Excluding goodwill impairment, the effective tax rate for the full year 2023 is currently estimated to be in the range of 22% to 24%.

BALANCE SHEET HIGHLIGHTS

Deposits and Client Investment Funds

The following tables present the composition of our deposit portfolio as of the dates indicated:

	June 30, 2023		March 31, 2023		June 30, 2022
		% of		% of		% of
Deposits By Account Type	Balance	Total	Balance	Total	Balance	Total

	(Dollars in thousands)
Noninterest-bearing	$6,055,358	22%	$7,030,759	25%	$13,338,029	39%
Interest-bearing:
Transaction (NOW)	7,112,807	26%	5,360,622	19%	6,372,460	19%
Money market	5,678,323	20%	8,195,670	29%	11,039,455	32%
Savings	897,277	3%	671,918	2%	653,950	2%
Time deposits (1)	8,153,318	29%	6,928,592	25%	2,564,258	8%
Total interest-bearing	21,841,725	78%	21,156,802	75%	20,630,123	61%
Total deposits	$27,897,083	100%	$28,187,561	100%	$33,968,152	100%

(1) Includes time deposits over $250,000 of $853.4 million, $1.1 billion, and $665.9 million at June 30, 2023, March 31, 2023, and June 30, 2022, respectively.

	June 30, 2023		March 31, 2023		June 30, 2022
		% of		% of		% of
Deposits By Customer Type	Balance	Total	Balance	Total	Balance	Total

	(Dollars in thousands)
Noninterest-bearing	$6,055,358	22%	$7,030,759	25%	$13,338,029	39%
Interest-bearing:
Consumer and commercial:
Reciprocal	7,935,479	29%	6,744,447	24%	3,447,382	10%
Non-reciprocal	6,257,971	22%	7,958,001	28%	13,787,432	41%
Brokered	7,648,275	27%	6,454,354	23%	3,395,309	10%
Total interest-bearing	21,841,725	78%	21,156,802	75%	20,630,123	61%
Total deposits	$27,897,083	100%	$28,187,561	100%	$33,968,152	100%

Total deposits decreased by $290.5 million or 1.0% in the second quarter of 2023 due to a $975.4 million decrease in noninterest-bearing deposits, offset partially by a $684.9 million increase in interest-bearing deposits. At June 30, 2023, noninterest-bearing deposits totaled $6.1 billion or 22% of total deposits and interest-bearing deposits totaled $21.8 billion or 78% of total deposits.

The following table presents the composition of our deposit portfolio by division as of the dates indicated:

	June 30, 2023		March 31, 2023
		% of		% of	Increase
Deposits By Division	Balance	Total	Balance	Total	(Decrease)

	(Dollars in thousands)
Community Banking	$14,353,851	51%	$14,917,027	53%	$(563,176)
Venture Banking	5,764,220	21%	6,584,554	23%	(820,334)
Wholesale Deposits	7,779,012	28%	6,685,980	24%	1,093,032
Total deposits	$27,897,083	100%	$28,187,561	100%	$(290,478)

As of June 30, 2023, FDIC-insured deposits represented approximately 81% of total deposits and FDIC-insured venture-specific deposits accounted for approximately 83% of total venture-specific deposits. The Bank’s spot deposit rates increased from 2.32% at March 31, 2023 to 2.71% at June 30, 2023. Since May 10, 2023 (the date of our last deposit disclosure in our March 31, 2023 Form 10-Q filing) through July 21, 2023, our total non-brokered deposits were up approximately $1.0 billion.

In addition to deposit products, we also offer alternative, non-depository cash investment options for select clients. These alternative options include investments managed by Pacific Western Asset Management Inc. (“PWAM”), our registered investment advisor subsidiary, and third-party sweep products. Total off-balance sheet client investment funds decreased from $1.2 billion as of March 31, 2023 to $0.8 billion at June 30, 2023, of which $0.4 billion was managed by PWAM.

BORROWINGS

The following table presents the composition of our borrowings as of the dates indicated:

	June 30, 2023		March 31, 2023
		Weighted		Weighted
		Average		Average	Increase
Borrowing Type	Balance	Rate	Balance	Rate	(Decrease)

	(Dollars in thousands)
FHLB secured advances	$-	-	$5,450,000	5.07%	$(5,450,000)
Bank Term Funding Program	4,910,000	4.38%	4,910,000	4.38%	-
Repurchase agreement (1)	1,324,273	8.50%	1,393,337	8.50%	(69,064)
Credit-linked notes	123,065	15.77%	128,375	15.24%	(5,310)
Total borrowings	$6,357,338	5.46%	$11,881,712	5.30%	$(5,524,374)

(1) Balance is net of unamortized issuance costs of $14.3 million and $2.7 million of accrued exit fees.

Rate calculation does not include the effects of issuance costs and exit fees.

The $5.5 billion decrease in borrowings in the second quarter of 2023 was due mainly to the payoff of FHLB secured advances with the proceeds of the loan sales. Available borrowing capacity was approximately $11.4 billion at June 30, 2023.

Loans and Leases

The following table presents roll forwards of loans and leases held for investment, net of deferred fees, for the periods indicated:

	Three Months Ended		Six Months Ended
Roll Forward of Loans and Leases Held	June 30,	March 31,	June 30,
for Investment, Net of Deferred Fees	2023	2023	2023

	(Dollars in thousands)
Balance, beginning of period	$25,672,381	$28,609,129	$28,609,129
Additions:
Production	189,201	468,671	657,872
Disbursements	1,143,347	1,622,898	2,766,245
Total production and disbursements	1,332,548	2,091,569	3,424,117
Reductions:
Payoffs	(942,962)	(1,021,652)	(1,964,614)
Paydowns	(817,033)	(965,537)	(1,782,570)
Total payoffs and paydowns	(1,759,995)	(1,987,189)	(3,747,184)
Sales	(3,038,672)	(231,798)	(3,270,470)
Transfers to foreclosed assets	(6,657)	(2,568)	(9,225)
Charge-offs	(31,708)	(10,397)	(42,105)
Transfers to loans held for sale	(280,062)	(2,796,365)	(3,076,427)
Total reductions	(5,117,094)	(5,028,317)	(10,145,411)
Transfers from loans held for sale	370,375	-	370,375
Net (decrease) increase	(3,414,171)	(2,936,748)	(6,350,919)
Balance, end of period	$22,258,210	$25,672,381	$21,887,835

Weighted average rate on production (1)	7.64%	8.44%	8.21%

(1) The weighted average rate on production presents contractual rates on a tax equivalent basis and excludes amortized fees. Amortized fees added approximately 17 basis points to loan yields in 2023.

Loans and leases held for investment, net of deferred fees, decreased by $3.4 billion, or 13.3% in the second quarter of 2023 to $22.3 billion at June 30, 2023. The overall decrease in the loans and leases balance for the second quarter of 2023 was due primarily to the sale of the $2.6 billion National Construction portfolio and $521 million of the Civic portfolio in the second quarter.

The weighted average rate on the $189.2 million of production for the second quarter of 2023 decreased to 7.64% from 8.44% for the first quarter of 2023 due primarily to the loan mix (lower percentage of Civic production).

The following table presents the composition of loans and leases held for investment by loan portfolio segment and class, net of deferred fees, as of the dates indicated:

	June 30, 2023		March 31, 2023		June 30, 2022
		% of		% of		% of
Loan and Lease Portfolio	Balance	Total	Balance	Total	Balance	Total

	(Dollars in thousands)
Real estate mortgage:
Commercial	$3,610,320	16%	$3,808,751	15%	$3,670,515	14%
Multi-family	5,304,544	24%	5,523,320	21%	5,062,422	19%
Other residential	5,373,178	24%	6,075,540	24%	5,321,148	20%
Total real estate mortgage	14,288,042	64%	15,407,611	60%	14,054,085	53%
Real estate construction and land:
Commercial	415,997	2%	910,327	4%	837,423	3%
Residential	2,049,526	9%	3,698,113	14%	2,649,177	10%
Total real estate construction and land	2,465,523	11%	4,608,440	18%	3,486,600	13%
Total real estate	16,753,565	75%	20,016,051	78%	17,540,685	66%
Commercial:
Asset-based	2,357,098	11%	2,068,327	8%	5,068,112	19%
Venture capital	1,723,476	8%	2,058,237	8%	2,179,190	8%
Other commercial	1,014,212	4%	1,102,543	4%	1,229,504	5%
Total commercial	5,094,786	23%	5,229,107	20%	8,476,806	32%
Consumer	409,859	2%	427,223	2%	483,646	2%
Total loans and leases held for investment, net of deferred fees	$22,258,210	100%	$25,672,381	100%	$26,501,137	100%

Total unfunded loan commitments	$5,845,375		$9,776,789		$11,866,437

Allowance for Credit Losses ON LOANS AND LEASES

The following tables present roll forwards of the allowance for credit losses on loans and leases for the periods indicated:

	Three Months Ended June 30, 2023
Allowance for Credit	Allowance for	Reserve for	Total
Losses on Loans and	Loan and	Unfunded Loan	Allowance for
Leases Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$210,055	$75,571	$285,626
Civic loan sale charge-offs	(22,446)	-	(22,446)
Other charge-offs	(9,262)	-	(9,262)
Total charge-offs	(31,708)	-	(31,708)
Recoveries	887	-	887
Net charge-offs	(30,821)	-	(30,821)
Provision	40,000	(38,000)	2,000
Ending balance	$219,234	$37,571	$256,805

	Three Months Ended March 31, 2023
Allowance for Credit	Allowance for	Reserve for	Total
Losses on Loans and	Loan and	Unfunded Loan	Allowance for
Leases Rollforward	Lease Losses	Commitments	Credit Losses

	(In thousands)
Beginning balance	$200,732	$91,071	$291,803
Charge-offs	(10,397)	-	(10,397)
Recoveries	1,220	-	1,220
Net charge-offs	(9,177)	-	(9,177)
Provision	18,500	(15,500)	3,000
Ending balance	$210,055	$75,571	$285,626

The following table presents allowance for credit losses information on loans and leases as of and for the dates and periods indicated:

Allowance for Credit Losses	June 30,	March 31,	Increase
on Loans and Leases	2023	2023	(Decrease)

	(Dollars in thousands)
Allowance for loan and lease losses	$219,234	$210,055	$9,179
Reserve for unfunded loan commitments	37,571	75,571	(38,000)
Allowance for credit losses	$256,805	$285,626	$(28,821)

Provision for credit losses (for the quarter)	$2,000	$3,000	$(1,000)
Net charge-offs (for the quarter)	$30,821	$9,177	$21,644
Net charge-offs to average loans and leases (for the quarter)	0.46%	0.13%
Allowance for loan and lease losses to loans and leases held for investment	0.98%	0.82%
Allowance for credit losses to loans and leases held for investment	1.15%	1.11%

The allowance for credit losses decreased by $28.8 million in the second quarter of 2023 to $256.8 million at June 30, 2023. This decrease was attributable mainly to lower reserves needed due to the decrease in loans and leases held for investment and unfunded loan commitments and $22.4 million of charge-offs related to Civic loan sales, offset partially by the impact of an updated forecast and higher reserves needed for downgraded loans.

Net charge-offs over the trailing twelve months were $45.0 million, which resulted in net charge-offs to average loans and leases over the trailing twelve months of 0.17%.

CREDIT QUALITY

The following table presents loan and lease credit quality metrics as of the dates indicated:

	June 30,	March 31,	Increase
Credit Quality Metrics	2023	2023	(Decrease)

	(Dollars in thousands)
Nonperforming Assets:
Nonaccrual loans and leases held for investment (1)	$104,886	$87,124	$17,762
Accruing loans contractually past due 90 days or more	-	-	-
Foreclosed assets, net	8,426	2,135	6,291
Total nonperforming assets (“NPAs”)	$113,312	$89,259	$24,053

Nonaccrual loans and leases held for investment to loans and leases held for investment	0.47%	0.34%
Nonperforming assets to loans and leases held for investment and foreclosed assets	0.51%	0.35%
Allowance for credit losses to nonaccrual loans and leases held for investment	244.8%	327.8%

Loan and Lease Credit Risk Ratings:
Pass	$21,679,908	$24,959,805	$(3,279,897)
Special mention	366,368	580,153	(213,785)
Classified	211,934	132,423	79,511
Total loans and leases held for investment, net of deferred fees	$22,258,210	$25,672,381	$(3,414,171)

Special mention loans and leases held for investment to loans and leases held for investment	1.65%	2.26%
Classified loans and leases held for investment to loans and leases held for investment	0.95%	0.52%

(1) Nonaccrual loans include SBA guaranteed amounts of $14.8 million at June 30, 2023 and $11.8 million at March 31, 2023.

Nonaccrual loans and leases increased by $17.8 million to $104.9 million in the second quarter of 2023 due primarily to an increase in nonaccrual Civic loans and nonaccrual SBA guarantied real estate loans. The increase in classified loans (and subsequent decrease in special mention) was driven by downgrades in Multifamily loans as the result of rising interest rates and the related stress on debt service.  All of the Multifamily loans downgraded remain well collateralized and current at quarter-end.

The following table presents nonaccrual loans and leases and accruing loans and leases past due between 30 and 89 days by loan portfolio segment and class as of the dates indicated:

	June 30, 2023		March 31, 2023		Increase (Decrease)
		Accruing		Accruing		Accruing
		and 30-89		and 30-89		and 30-89
		Days Past		Days Past		Days Past
	Nonaccrual	Due	Nonaccrual	Due	Nonaccrual	Due

	(In thousands)
Real estate mortgage:
Commercial	$37,191	$-	$32,996	$1,650	$4,195	$(1,650)
Multi-family	-	-	-	-	-	-
Other residential	63,626	45,805	50,060	125,458	13,566	(79,653)
Total real estate mortgage	100,817	45,805	83,056	127,108	17,761	(81,303)
Real estate construction and land:
Commercial	-	-	-	-	-	-
Residential	-	-	-	-	-	-
Total real estate construction and land	-	-	-	-	-	-
Commercial:
Asset-based	385	-	420	-	(35)	-
Venture capital	-	1,845	-	-	-	1,845
Other commercial	3,479	147	3,123	618	356	(471)
Total commercial	3,864	1,992	3,543	618	321	1,374
Consumer	205	2,024	525	1,593	(320)	431
Total held for investment	$104,886	$49,821	$87,124	$129,319	$17,762	$(79,498)

Loans and leases accruing and 30-89 days past due generally fluctuate from period to period. The $79.5 million decrease to $49.8 million in the second quarter of 2023 was due mainly to a decrease in Civic delinquent loans which included $46.5 million being transferred to held for sale in the second quarter.

CAPITAL

The following table presents capital ratios as of the dates indicated:

	June 30,	March 31,	June 30,
	2023	2023	2022
PacWest Bancorp Consolidated:
Common equity tier 1 capital ratio (1)	11.16%	9.21%	8.24%
Tier 1 capital ratio (1)	13.70%	11.15%	10.15%
Total capital ratio (1)	17.61%	14.21%	13.12%
Tier 1 leverage capital ratio (1)	7.76%	8.33%	8.52%
Risk-weighted assets (1) (in thousands)	$24,768,687	$32,507,454	$33,009,455
Tangible common equity ratio (2)	5.24%	5.07%	5.15%
Tangible common equity ratio excluding the impact of AOCI for securities (2)	7.26%	6.73%	6.79%

(1) Capital information for June 30, 2023 is preliminary.

(2) Non-GAAP measure.

CHANGE IN CONFERENCE CALL

As a result of today’s merger announcement, the previously announced PacWest Bancorp conference call scheduled for 8:00 AM PT/ 11:00 AM ET on Wednesday, July 26, 2023, to discuss the Company’s performance for the second quarter of 2023 has been cancelled. PacWest Bancorp and Banc of California, Inc. will conduct a live conference call and webcast to discuss the transaction later today at 2:30 PM PT/ 5:30 PM ET. To listen to the live call, please dial 888-317-6003 and enter 2706567 for the conference ID. The webcast, along with the related slides, will be available on both the PacWest website (www.pacwestbancorp.com) and the Banc of California, Inc. website (www.bancofcal.com). A replay of the conference call will also be available via these websites.

PACWEST BANCORP

PacWest is a bank holding company headquartered in Los Angeles, California, with an executive office in Denver, Colorado, with one wholly-owned banking subsidiary, Pacific Western Bank (the “Bank”). Pacific Western Bank is a relationship-based community bank focused on providing business banking and treasury management services to small, middle-market, and venture-backed businesses. The Bank offers a broad range of loan and lease and deposit products and services through full-service branches throughout California and in Durham, North Carolina and Denver, Colorado, and loan production offices around the country. For more information about PacWest Bancorp or Pacific Western Bank, visit www.pacwest.com.

FORWARD-LOOKING STATEMENTS

This communication contains certain forward-looking information about PacWest that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about future financial and operational results, expectations, or intentions are forward-looking statements. Such statements often use words such as “anticipates,” “targets,” “expects,” “estimates,” “intends,” “plans,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Such statements are based on information available at the time of the communication and are based on current beliefs and expectations of PacWest’s management and are subject to significant risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from those expressed in them. Continued deterioration in general business, economic, and political conditions, geopolitical tensions, uncertainty in U.S. fiscal monetary policy, including the interest rate policies of the Federal Reserve Board, and volatility and disruptions in credit and capital markets could lead to a tightening of credit and an increase in credit losses, adversely affect PacWest’s revenues and the values of our assets and liabilities, increase stock price volatility, and adversely impact our ability to raise capital. In addition, PacWest and its results could be adversely affected by changes in interest rates, continued high inflation, and unemployment rates, our ability to attract and retain deposits and other sources of funding and liquidity particularly in a rising or high interest rate environment, the impact of bank failures or other adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks, the safety of deposits, and depositor behavior, the quality and composition of our deposits, deterioration in the credit quality of our loan portfolio or in the value of the collateral securing those loans, especially the risks associated with concentrations in real estate related loans, deterioration in the value of our investment securities as a result of rising interest rates or otherwise, our ability to successfully execute on our strategic plan and digital and innovation initiatives, the effectiveness of our risk management framework and quantitative models, and legal and regulatory developments. Actual results may differ materially from those set forth or implied in the forward-looking statements due to a variety of factors, including the risk factors described in documents filed by PacWest with the U.S. Securities and Exchange Commission.

All forward-looking statements in this communication are based on information available at the time the statement is made. We are under no obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET

	June 30,	March 31,	June 30,
	2023	2023	2022

	(Dollars in thousands, except per share amounts)
ASSETS:
Cash and due from banks	$208,300	$218,830	$197,027
Interest-earning deposits in financial institutions	6,489,847	6,461,306	2,192,877
Total cash and cash equivalents	6,698,147	6,680,136	2,389,904

Securities available-for-sale, at estimated fair value	4,708,519	4,848,607	6,780,648
Securities held-to-maturity, at amortized cost, net of allowance for credit losses	2,278,202	2,273,650	2,260,367
Federal Home Loan Bank stock, at cost	17,250	147,150	33,210
Total investment securities	7,003,971	7,269,407	9,074,225

Loans held for sale	478,146	2,796,208	-

Gross loans and leases held for investment	22,311,292	25,770,912	26,608,541
Deferred fees, net	(53,082)	(98,531)	(107,404)
Total loans and leases held for investment, net of deferred fees	22,258,210	25,672,381	26,501,137
Allowance for loan and lease losses	(219,234)	(210,055)	(188,705)
Total loans and leases held for investment, net	22,038,976	25,462,326	26,312,432

Equipment leased to others under operating leases	380,022	399,972	324,233
Premises and equipment, net	57,078	60,358	51,083
Foreclosed assets, net	8,426	2,135	-
Goodwill	-	-	1,405,736
Core deposit and customer relationship intangibles, net	26,581	28,970	37,659
Deferred tax asset, net	426,304	342,557	254,090
Other assets	1,219,599	1,260,912	1,101,361
Total assets	$38,337,250	$44,302,981	$40,950,723

LIABILITIES:
Noninterest-bearing deposits	$6,055,358	$7,030,759	$13,338,029
Interest-bearing deposits	21,841,725	21,156,802	20,630,123
Total deposits	27,897,083	28,187,561	33,968,152
Borrowings	6,357,338	11,881,712	1,592,000
Subordinated debt	870,378	868,815	863,756
Accrued interest payable and other liabilities	679,256	593,416	548,412
Total liabilities	35,804,055	41,531,504	36,972,320
STOCKHOLDERS' EQUITY (1)	2,533,195	2,771,477	3,978,403
Total liabilities and stockholders’ equity	$38,337,250	$44,302,981	$40,950,723

Book value per common share	$16.93	$18.90	$28.93
Tangible book value per common share (2)	$16.71	$18.66	$16.93
Common shares outstanding	120,169,012	120,244,214	120,288,024

(1) Includes net unrealized loss on:
Securities available-for-sale, net	$(583,684)	$(537,307)	$(428,242)
Securities held to maturity	$(193,058)	$(198,753)	$(216,508)
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF EARNINGS (LOSS)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2023	2023	2022	2023	2022

	(In thousands, except per share amounts)
Interest income:
Loans and leases	$408,972	$430,685	$293,286	$839,657	$561,045
Investment securities	44,153	44,237	52,902	88,390	106,324
Deposits in financial institutions	86,763	42,866	4,330	129,629	6,053
Total interest income	539,888	517,788	350,518	1,057,676	673,422

Interest expense:
Deposits	178,789	155,892	15,362	334,681	21,570
Borrowings	160,914	69,122	2,441	230,036	2,602
Subordinated debt	14,109	13,502	8,790	27,611	16,608
Total interest expense	353,812	238,516	26,593	592,328	40,780

Net interest income	186,076	279,272	323,925	465,348	632,642
Provision for credit losses	2,000	3,000	11,500	5,000	11,500
Net interest income after provision for credit losses	184,076	276,272	312,425	460,348	621,142

Noninterest income:
Service charges on deposit accounts	4,315	3,573	3,634	7,888	7,205
Other commissions and fees	11,241	10,344	10,813	21,585	22,393
Leased equipment income	22,387	13,857	12,335	36,244	25,429
(Loss) gain on sale of loans and leases	(158,881)	2,962	12	(155,919)	72
Loss on sale of securities	-	-	(1,209)	-	(1,105)
Dividends and gains (losses) on equity investments	2,658	1,098	4,097	3,756	(7,278)
Warrant (loss) income	(124)	(333)	1,615	(457)	2,244
LOCOM HFS adjustment	(11,943)	-	-	(11,943)	-
Other income	2,265	4,890	3,049	7,155	6,204
Total noninterest (loss) income	(128,082)	36,391	34,346	(91,691)	55,164

Noninterest expense:
Compensation	82,881	88,476	102,542	171,357	194,782
Occupancy	15,383	15,067	15,268	30,450	30,468
Data processing	10,963	10,938	9,258	21,901	18,887
Other professional services	9,973	6,073	6,726	16,046	12,680
Insurance and assessments	25,635	11,717	5,632	37,352	11,122
Intangible asset amortization	2,389	2,411	3,649	4,800	7,298
Leased equipment depreciation	9,088	9,375	8,934	18,463	18,123
Foreclosed assets expense (income), net	2	363	(28)	365	(3,381)
Acquisition, integration and reorganization costs	12,394	8,514	-	20,908	-
Customer related expense	27,302	24,005	11,748	51,307	24,403
Loan expense	5,245	6,524	7,037	11,769	12,194
Goodwill impairment	-	1,376,736	-	1,376,736	-
Other expense	119,182	12,804	12,879	131,986	24,495
Total noninterest expense	320,437	1,573,003	183,645	1,893,440	351,071

(Loss) earnings before income taxes	(264,443)	(1,260,340)	163,126	(1,524,783)	325,235
Income tax (benefit) expense	(67,029)	(64,916)	40,766	(131,945)	82,747
Net (loss) earnings	(197,414)	(1,195,424)	122,360	(1,392,838)	242,488
Preferred stock dividends	9,947	9,947	-	19,894	-
Net (loss) earnings available to common stockholders	$(207,361)	$(1,205,371)	$122,360	$(1,412,732)	$242,488

Basic and diluted (loss) earnings per common share	$(1.75)	$(10.22)	$1.02	$(11.96)	$2.03
Dividends declared and paid per common share	$0.01	$0.25	$0.25	$0.26	$0.50

PACWEST BANCORP AND SUBSIDIARIES

AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost	Balance	Expense	Cost

	(Dollars in thousands)
Assets:
Loans and leases (1)(2)(3)	$26,992,283	$408,972	6.08%	$28,583,265	$433,029	6.14%	$25,449,773	$295,154	4.65%
Investment securities (3)	7,183,986	44,153	2.47%	7,191,362	44,237	2.49%	9,488,653	54,910	2.32%
Deposits in financial institutions	6,835,075	86,763	5.09%	3,682,228	42,866	4.72%	1,984,751	4,330	0.88%
Total interest-earning assets (1)	41,011,344	539,888	5.28%	39,456,855	520,132	5.35%	36,923,177	354,394	3.85%
Other assets	2,028,985			3,311,859			3,108,714
Total assets	$43,040,329			$42,768,714			$40,031,891

Liabilities and Stockholders' Equity:
Interest checking	$6,601,034	46,798	2.84%	$7,089,102	55,957	3.20%	$6,517,381	3,816	0.23%
Money market	6,590,615	47,008	2.86%	8,932,059	56,224	2.55%	10,553,942	8,448	0.32%
Savings	733,818	3,678	2.01%	597,287	599	0.41%	650,479	41	0.03%
Time	7,492,094	81,305	4.35%	5,123,955	43,112	3.41%	1,939,816	3,057	0.63%
Total interest-bearing deposits	21,417,561	178,789	3.35%	21,742,403	155,892	2.91%	19,661,618	15,362	0.31%
Borrowings	11,439,742	160,914	5.64%	5,289,429	69,122	5.30%	1,356,616	2,441	0.72%
Subordinated debt	869,419	14,109	6.51%	867,637	13,502	6.31%	863,653	8,790	4.08%
Total interest-bearing liabilities	33,726,722	353,812	4.21%	27,899,469	238,516	3.47%	21,881,887	26,593	0.49%
Noninterest-bearing demand deposits	5,968,625			10,233,434			13,987,398
Other liabilities	625,610			637,124			510,238
Total liabilities	40,320,957			38,770,027			36,379,523
Stockholders' equity	2,719,372			3,998,687			3,652,368
Total liabilities and stockholders' equity	$43,040,329			$42,768,714			$40,031,891
Net interest income (1)		$186,076			$281,616			$327,801
Net interest spread (1)			1.07%			1.88%			3.36%
Net interest margin (1)			1.82%			2.89%			3.56%

Total deposits (4)	$27,386,186	$178,789	2.62%	$31,975,837	$155,892	1.98%	$33,649,016	$15,362	0.18%

(1)	Tax equivalent.
(2)	Includes net loan premium amortization of $1.6 million, $2.8 million, and $5.8 million for the three months ended June 30, 2023,March 31, 2023, and June 30, 2022, respectively.
(3)	Includes tax-equivalent adjustments of $0.0 million, $2.3 million, and $1.9 million for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022 related to tax-exempt income on loans. Includes tax-equivalent adjustments of $0.0 million, $0.0 million, and $2.0 million for the three months ended June 30, 2023, March 31, 2023, and June 30, 2022 related to tax-exempt income on investment securities. The federal statutory tax rate utilized was 21%.
(4)	Total deposits is the sum of total interest-bearing deposits and noninterest-bearing demand deposits. The cost of total deposits is calculated as annualized interest expense on total deposits divided by average total deposits.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER BALANCE SHEET

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022

	(Dollars in thousands, except per share amounts)
ASSETS:
Cash and due from banks	$208,300	$218,830	$212,273	$216,436	$197,027
Interest-earning deposits in financial institutions	6,489,847	6,461,306	2,027,949	2,244,272	2,192,877
Total cash and cash equivalents	6,698,147	6,680,136	2,240,222	2,460,708	2,389,904

Securities available-for-sale	4,708,519	4,848,607	4,843,487	5,891,328	6,780,648
Securities held-to-maturity	2,278,202	2,273,650	2,269,135	2,264,601	2,260,367
Federal Home Loan Bank stock	17,250	147,150	34,290	36,990	33,210
Total investment securities	7,003,971	7,269,407	7,146,912	8,192,919	9,074,225

Loans held for sale	478,146	2,796,208	65,076	15,534	-

Gross loans and leases held for investment	22,311,292	25,770,912	28,726,016	27,775,962	26,608,541
Deferred fees, net	(53,082)	(98,531)	(116,887)	(115,921)	(107,404)
Total loans and leases held for investment, net of deferred fees	22,258,210	25,672,381	28,609,129	27,660,041	26,501,137
Allowance for loan and lease losses	(219,234)	(210,055)	(200,732)	(189,327)	(188,705)
Total loans and leases held for investment, net	22,038,976	25,462,326	28,408,397	27,470,714	26,312,432

Equipment leased to others under operating leases	380,022	399,972	404,245	338,691	324,233
Premises and equipment, net	57,078	60,358	54,315	50,781	51,083
Foreclosed assets, net	8,426	2,135	5,022	2,967	-
Goodwill	-	-	1,376,736	1,405,736	1,405,736
Core deposit and customer relationship intangibles, net	26,581	28,970	31,381	34,010	37,659
Deferred tax asset, net	426,304	342,557	281,848	321,650	254,090
Other assets	1,219,599	1,260,912	1,214,782	1,110,882	1,101,361
Total assets	$38,337,250	$44,302,981	$41,228,936	$41,404,592	$40,950,723

LIABILITIES:
Noninterest-bearing deposits	$6,055,358	$7,030,759	$11,212,357	$12,775,756	$13,338,029
Interest-bearing deposits	21,841,725	21,156,802	22,723,977	21,420,116	20,630,123
Total deposits	27,897,083	28,187,561	33,936,334	34,195,872	33,968,152
Borrowings	6,357,338	11,881,712	1,764,030	1,864,815	1,592,000
Subordinated debt	870,378	868,815	867,087	863,379	863,756
Accrued interest payable and other liabilities	679,256	593,416	710,954	604,581	548,412
Total liabilities	35,804,055	41,531,504	37,278,405	37,528,647	36,972,320
STOCKHOLDERS' EQUITY (1)	2,533,195	2,771,477	3,950,531	3,875,945	3,978,403
Total liabilities and stockholders’ equity	$38,337,250	$44,302,981	$41,228,936	$41,404,592	$40,950,723

Book value per common share	$16.93	$18.90	$28.71	$28.07	$28.93
Tangible book value per common share (2)	$16.71	$18.66	$17.00	$16.11	$16.93
Common shares outstanding	120,169,012	120,244,214	120,222,057	120,314,023	120,288,024

(1) Includes net unrealized loss on:
Securities available-for-sale, net	$(583,684)	$(537,307)	$(586,450)	$(637,346)	$(428,242)
Securities held to maturity	$(193,058)	$(198,753)	$(204,453)	$(210,868)	$(216,508)
(2) Non-GAAP measure.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER STATEMENT OF EARNINGS (LOSS)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022

	(In thousands, except per share amounts)
Interest income:
Loans and leases	$408,972	$430,685	$404,985	$346,550	$293,286
Investment securities	44,153	44,237	50,292	53,135	52,902
Deposits in financial institutions	86,763	42,866	17,746	10,359	4,330
Total interest income	539,888	517,788	473,023	410,044	350,518

Interest expense:
Deposits	178,789	155,892	117,591	61,288	15,362
Borrowings	160,914	69,122	19,962	3,081	2,441
Subordinated debt	14,109	13,502	12,531	10,494	8,790
Total interest expense	353,812	238,516	150,084	74,863	26,593

Net interest income	186,076	279,272	322,939	335,181	323,925
Provision for credit losses	2,000	3,000	10,000	3,000	11,500
Net interest income after provision for credit losses	184,076	276,272	312,939	332,181	312,425

Noninterest income:
Service charges on deposit accounts	4,315	3,573	3,178	3,608	3,634
Other commissions and fees	11,241	10,344	11,208	10,034	10,813
Leased equipment income	22,387	13,857	12,322	12,835	12,335
(Loss) gain on sale of loans and leases	(158,881)	2,962	388	58	12
(Loss) gain on sale of securities	-	-	(49,302)	86	(1,209)
Dividends and gains on equity investments	2,658	1,098	661	3,228	4,097
Warrant (loss) income	(124)	(333)	(46)	292	1,615
LOCOM HFS adjustment	(11,943)	-	-	-	-
Other income	2,265	4,890	2,635	8,478	3,049
Total noninterest (loss) income	(128,082)	36,391	(18,956)	38,619	34,346

Noninterest expense:
Compensation	82,881	88,476	106,124	105,933	102,542
Occupancy	15,383	15,067	14,922	15,574	15,268
Data processing	10,963	10,938	9,722	9,568	9,258
Other professional services	9,973	6,073	6,924	10,674	6,726
Insurance and assessments	25,635	11,717	7,205	7,159	5,632
Intangible asset amortization	2,389	2,411	2,629	3,649	3,649
Leased equipment depreciation	9,088	9,375	8,627	8,908	8,934
Foreclosed assets expense (income), net	2	363	(108)	(248)	(28)
Acquisition, integration and reorganization costs	12,394	8,514	5,703	-	-
Customer related expense	27,302	24,005	18,197	12,673	11,748
Loan expense	5,245	6,524	6,150	6,228	7,037
Goodwill impairment	-	1,376,736	29,000	-	-
Other expense	119,182	12,804	11,737	15,500	12,879
Total noninterest expense	320,437	1,573,003	226,832	195,618	183,645

(Loss) earnings before income taxes	(264,443)	(1,260,340)	67,151	175,182	163,126
Income tax (benefit) expense	(67,029)	(64,916)	17,642	43,566	40,766
Net (loss) earnings	(197,414)	(1,195,424)	49,509	131,616	122,360
Preferred stock dividends	9,947	9,947	9,947	9,392	-
Net (loss) earnings available to common stockholders	$(207,361)	$(1,205,371)	$39,562	$122,224	$122,360

Basic and diluted (loss) earnings per common share	$(1.75)	$(10.22)	$0.33	$1.02	$1.02
Dividends declared and paid per common share	$0.01	$0.25	$0.25	$0.25	$0.25

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022

	(Dollars in thousands)
Performance Ratios:
Return on average assets (1)	(1.84)%	(11.34)%	0.48%	1.28%	1.23%
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR") return on average assets (1)(2)	(2.45)%	1.13%	1.02%	1.73%	1.75%
Return on average equity (1)	(29.12)%	(121.24)%	5.04%	13.02%	13.44%
Return on average tangible common equity (1)(2)	(37.62)%	14.45%	12.71%	23.93%	24.24%
Efficiency ratio	527.0%	58.2%	53.3%	51.0%	49.5%
Noninterest expense as a percentage of average assets (1)	2.99%	14.92%	2.19%	1.90%	1.84%

Average Yields/Costs (1):
Yield on:
Average loans and leases (3)	6.08%	6.14%	5.73%	5.12%	4.65%
Average investment securities (3)	2.47%	2.49%	2.57%	2.45%	2.32%
Average interest-earning assets (3)	5.28%	5.35%	4.98%	4.36%	3.85%
Cost of:
Average interest-bearing deposits	3.35%	2.91%	2.14%	1.15%	0.31%
Average total deposits	2.62%	1.98%	1.37%	0.70%	0.18%
Average interest-bearing liabilities	4.21%	3.47%	2.45%	1.32%	0.49%
Net interest spread (3)	1.07%	1.88%	2.53%	3.04%	3.36%
Net interest margin (3)	1.82%	2.89%	3.41%	3.57%	3.56%

Average Balances:
Assets:
Loans and leases, net of deferred fees	$26,992,283	$28,583,265	$28,192,953	$27,038,873	$25,449,773
Investment securities	7,183,986	7,191,362	7,824,915	8,803,349	9,488,653
Deposits in financial institutions	6,835,075	3,682,228	1,881,950	1,809,809	1,984,751
Interest-earning assets	41,011,344	39,456,855	37,899,818	37,652,031	36,923,177
Total assets	43,040,329	42,768,714	41,151,963	40,841,272	40,031,891
Liabilities:
Noninterest-bearing deposits	5,968,625	10,233,434	12,325,902	13,653,177	13,987,398
Interest-bearing deposits	21,417,561	21,742,403	21,760,402	21,214,265	19,661,618
Total deposits	27,386,186	31,975,837	34,086,304	34,867,442	33,649,016
Borrowings	11,439,742	5,289,429	1,675,738	505,482	1,356,616
Subordinated debt	869,419	867,637	864,581	863,719	863,653
Interest-bearing liabilities	33,726,722	27,899,469	24,300,721	22,583,466	21,881,887
Stockholders' equity	2,719,372	3,998,687	3,898,800	4,011,179	3,652,368

(1) Annualized.

(2) Non-GAAP measure.

(3) Tax equivalent.

PACWEST BANCORP AND SUBSIDIARIES

FIVE QUARTER SELECTED FINANCIAL DATA

	At or For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022

	(Dollars in thousands, except per share amounts)
Credit Quality Metrics for Loans and Leases Held for Investment:
Nonaccrual loans and leases	$104,886	$87,124	$103,778	$89,742	$78,527
Nonperforming assets	113,312	89,259	108,800	92,709	78,527
Special mention loans and leases	366,368	580,153	566,259	463,994	480,261
Classified loans and leases	211,934	132,423	118,271	96,685	104,264
Allowance for loan and lease losses	219,234	210,055	200,732	189,327	188,705
Allowance for credit losses	256,805	285,626	291,803	284,398	283,776
For the quarter:
Provision for credit losses	2,000	3,000	10,000	3,000	10,000
Net charge-offs (recoveries)	30,821	9,177	2,595	2,378	(1,307)

Nonaccrual loans and leases to loans and leases	0.47%	0.34%	0.36%	0.32%	0.30%
Nonperforming assets to loans and leases and foreclosed assets	0.51%	0.35%	0.38%	0.34%	0.30%
Special mention loans and leases to loans and leases	1.65%	2.26%	1.98%	1.68%	1.81%
Classified loans and leases to loans and leases	0.95%	0.52%	0.41%	0.35%	0.39%
Allowance for loan and lease losses to loans and leases	0.98%	0.82%	0.70%	0.68%	0.71%
Allowance for credit losses to loans and leases	1.15%	1.11%	1.02%	1.03%	1.07%
Allowance for credit losses to nonaccrual loans and leases	244.84%	327.84%	281.18%	316.91%	361.37%
Net charge-offs (recoveries) to average loans and leases	0.46%	0.13%	0.04%	0.03%	(0.02)%
Trailing 12 months net charge-offs (recoveries) to average loans and leases	0.17%	0.05%	0.02%	0.01%	0.00%

PacWest Bancorp Consolidated:
Common equity tier 1 capital ratio (1)	11.16%	9.21%	8.70%	8.56%	8.24%
Tier 1 capital ratio (1)	13.70%	11.15%	10.61%	10.46%	10.15%
Total capital ratio (1)	17.61%	14.21%	13.61%	13.43%	13.12%
Tier 1 leverage capital ratio (1)	7.76%	8.33%	8.61%	8.63%	8.52%
Risk-weighted assets (1)	$24,768,687	$32,507,454	$33,030,960	$33,042,173	$33,009,455

Equity to assets ratio	6.61%	6.26%	9.58%	9.36%	9.72%
Tangible common equity ratio (2)	5.24%	5.07%	5.13%	4.85%	5.15%
Book value per common share	$16.93	$18.90	$28.71	$28.07	$28.93
Tangible book value per common share (2)	$16.71	$18.66	$17.00	$16.11	$16.93

Pacific Western Bank:
Common equity tier 1 capital ratio (1)	13.48%	10.89%	10.32%	10.17%	9.78%
Tier 1 capital ratio (1)	13.48%	10.89%	10.32%	10.17%	9.78%
Total capital ratio (1)	16.07%	12.94%	12.34%	12.16%	11.77%
Tier 1 leverage capital ratio (1)	7.62%	8.14%	8.39%	8.39%	8.21%

(1) Capital information for June 30, 2023 is preliminary.

(2) Non-GAAP measure.

GAAP TO NON-GAAP RECONCILIATIONS

This press release contains certain non-GAAP financial disclosures for: (1) Pre-provision, pre-goodwill impairment, pre-tax net revenue (“PPNR”), (2) PPNR return on average assets (3) return on average tangible common equity, (4) tangible common equity ratio, and (5) tangible book value per common share. The Company uses these non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. In particular, the use of PPNR, return on average tangible common equity, tangible common equity ratio, and tangible book value per common share is prevalent among banking regulators, investors, and analysts. Accordingly, we disclose the non-GAAP measures in addition to the related GAAP measures (or those calculated from GAAP measures) of: (1) net earnings, (2) return on average assets, (3) return on average equity, (4) equity to assets ratio, (5) book value per common share, and (6) efficiency ratio.

The Company recorded significant non-operating charges in the three months ended June 30, 2023 and March 31, 2023 and six months ended June 30, 2023. Thus, to supplement information regarding the Company’s operational performance and to enhance investors’ overall understanding of such performance, this press release includes non-GAAP financial measures for (1) adjusted return on average tangible common equity, (2) adjusted earnings, (3) adjusted earnings per share, (4) adjusted return on average assets, and (5) adjusted efficiency ratio. These measures help the reader to compare the recent periods with the historical periods more readily. These non-GAAP financial measures should not be considered a substitute for financial measures presented in accordance with GAAP and may be different from the non-GAAP financial measures used by other companies.

The tables below present the reconciliations of these GAAP financial measures to the related non-GAAP financial measures:

	Three Months Ended			Six Months Ended
PPNR and PPNR Return	June 30,	March 31,	June 30,	June 30,
on Average Assets	2023	2023	2022	2023	2022

	(Dollars in thousands)
Net (loss) earnings	$(197,414)	$(1,195,424)	$122,360	$(1,392,838)	$242,488

Net interest income	$186,076	$279,272	$323,925	$465,348	$632,642
Add: Noninterest (loss) income	(128,082)	36,391	34,346	(91,691)	55,164
Less: Noninterest expense	(320,437)	(1,573,003)	(183,645)	(1,893,440)	(351,071)
Add: Goodwill impairment	-	1,376,736	-	1,376,736	-
Pre-provision, pre-goodwill impairment, pre-tax net revenue ("PPNR")	$(262,443)	$119,396	$174,626	$(143,047)	$336,735

Average assets	$43,040,329	$42,768,714	$40,031,891	$42,905,272	$39,958,008

Return on average assets (1)	(1.84)%	(11.34)%	1.23%	(6.55)%	1.22%
PPNR return on average assets (2)	(2.45)%	1.13%	1.75%	(0.67)%	1.70%

(1) Annualized net earnings divided by average assets.

(2) Annualized PPNR divided by average assets.

	Three Months Ended			Six Months Ended
Return on Average	June 30,	March 31,	June 30,	June 30,
Tangible Common Equity	2023	2023	2022	2023	2022

	(Dollars in thousands)
Net (loss) earnings	$(197,414)	$(1,195,424)	$122,360	$(1,392,838)	$242,488

(Loss) earnings before income taxes	$(264,443)	$(1,260,340)	$163,126	$(1,524,783)	$325,235
Add: Goodwill impairment	-	1,376,736	-	1,376,736	-
Add: Intangible asset amortization	2,389	2,411	3,649	4,800	7,298
Adjusted earnings before income taxes	(262,054)	118,807	166,775	(143,247)	332,533
Adjusted income tax expense (1)	(66,300)	33,741	41,694	(45,839)	84,463
Adjusted net earnings	(195,754)	85,066	125,081	(97,408)	248,070
Less: Preferred stock dividends	9,947	9,947	-	19,894	-
Adjusted net earnings available to common stockholders	$(205,701)	$75,119	$125,081	$(117,302)	$248,070

Average stockholders' equity	$2,719,372	$3,998,687	$3,652,368	$3,355,495	$3,749,386
Less: Average intangible assets	27,824	1,391,857	1,445,333	706,072	1,447,184
Less: Average preferred stock	498,516	498,516	137,100	498,516	68,929
Average tangible common equity	$2,193,032	$2,108,314	$2,069,935	$2,150,907	$2,233,273

Return on average equity (2)	(29.12)%	(121.24)%	13.44%	(83.71)%	13.04%
Return on average tangible common equity (3)	(37.62)%	14.45%	24.24%	(11.00)%	22.40%

(1)	Effective tax rates of 25.3% and 25.0% used for three months ended June 30, 2023 and June 30, 2022; adjusted effective tax rate of 28.4% used to normalize the effect of goodwill impairment for three months ended March 31, 2023. Adjusted effective tax rate of 32.0% used to normalize the effect of goodwill impairment for six months ended June 30, 2023; effective tax rate of 25.4% used for six months ended June 30, 2022.
(2)	Annualized net (loss) earnings divided by average stockholders' equity.
(3)	Annualized adjusted net earnings available to common stockholders divided by average tangible common equity.

	Three Months Ended			Six Months Ended
Adjusted Return on Average	June 30,	March 31,	June 30,	June 30,
Tangible Common Equity	2023	2023	2022	2023	2022

	(Dollars in thousands)
(Loss) earnings before income taxes	$(264,443)	$(1,260,340)	$163,126	$(1,524,783)	$325,235
Add: Goodwill impairment	-	1,376,736	-	1,376,736	-
Add: Intangible asset amortization	2,389	2,411	3,649	4,800	7,298
Add: Acquisition, integration, and reorganization costs	12,394	8,514	-	20,908	-
Add: Loan fair value loss adjustments	170,971	-	-	170,971	-
Add: Unfunded commitments fair value loss adjustments	106,767	-	-	106,767	-
Add: Civic loan sale charge-offs	22,446	-	-	22,446	-
Adjusted earnings before income taxes	50,524	127,321	166,775	177,845	332,533
Adjusted income tax expense (1)	12,783	36,159	41,694	56,910	84,463
Adjusted net earnings	37,741	91,162	125,081	120,935	248,070
Less: Preferred stock dividends	9,947	9,947	-	19,894	-
Adjusted net earnings available to common stockholders	$27,794	$81,215	$125,081	$101,041	$248,070

Average stockholders' equity	$2,719,372	$3,998,687	$3,652,368	$3,355,495	$3,749,386
Less: Average intangible assets	27,824	1,391,857	1,445,333	706,072	1,447,184
Less: Average preferred stock	498,516	498,516	137,100	498,516	68,929
Average tangible common equity	$2,193,032	$2,108,314	$2,069,935	$2,150,907	$2,233,273

Adjusted return on average tangible common equity (2)	5.08%	15.62%	24.24%	9.47%	22.40%

(1)	Effective tax rates of 25.3% and 25.0% used for three months ended June 30, 2023 and June 30, 2022; adjusted effective tax rate of 28.4% used to normalize the effect of goodwill impairment for three months ended March 31, 2023. Adjusted effective tax rate of 32.0% used to normalize the effect of goodwill impairment for six months ended June 30, 2023; effective tax rate of 25.4% used for six months ended June 30, 2022.
(2)	Annualized adjusted net earnings available to common stockholders divided by average tangible common equity.

Tangible Common Equity Ratio/
Tangible Book Value Per	June 30,	March 31,	December 31,	September 30,	June 30,
Common Share	2023	2023	2022	2022	2022

	(Dollars in thousands, except per share amounts)
Stockholders' equity	$2,533,195	$2,771,477	$3,950,531	$3,875,945	$3,978,403
Less: Preferred stock	498,516	498,516	498,516	498,516	498,516
Total common equity	2,034,679	2,272,961	3,452,015	3,377,429	3,479,887
Less: Intangible assets	26,581	28,970	1,408,117	1,439,746	1,443,395
Tangible common equity	2,008,098	2,243,991	2,043,898	1,937,683	2,036,492
Add: Accumulated other comprehensive loss	773,803	736,060	790,903	848,214	644,750
Adjusted tangible common equity	$2,781,901	$2,980,051	$2,834,801	$2,785,897	$2,681,242

Total assets	$38,337,250	$44,302,981	$41,228,936	$41,404,592	$40,950,723
Less: Intangible assets	26,581	28,970	1,408,117	1,439,746	1,443,395
Tangible assets	$38,310,669	$44,274,011	$39,820,819	$39,964,846	$39,507,328

Equity to assets ratio	6.61%	6.26%	9.58%	9.36%	9.72%
Tangible common equity ratio (1)	5.24%	5.07%	5.13%	4.85%	5.15%
Tangible common equity ratio, excluding AOCI (2)	7.26%	6.73%	7.12%	6.97%	6.79%
Book value per common share (3)	$16.93	$18.90	$28.71	$28.07	$28.93
Tangible book value per common share (4)	$16.71	$18.66	$17.00	$16.11	$16.93
Tangible book value per common share, excluding AOCI (5)	$23.15	$24.78	$23.58	$23.16	$22.29
Common shares outstanding	120,169,012	120,244,214	120,222,057	120,314,023	120,288,024

(1)	Tangible common equity divided by tangible assets.
(2)	Adjusted tangible common equity divided by tangible assets.
(3)	Total common equity divided by common shares outstanding.
(4)	Tangible common equity divided by common shares outstanding.
(5)	Adjusted tangible common equity divided by common shares outstanding.

	Three Months Ended			Six Months Ended
Adjusted Earnings, Earnings Per	June 30,	March 31,	June 30,	June 30,
Share, and Return on Average Assets	2023	2023	2022	2023	2022

	(In thousands, except per share amounts)
(Loss) earnings before income taxes	$(264,443)	$(1,260,340)	$163,126	$(1,524,783)	$325,235
Add: Goodwill impairment	-	1,376,736	-	1,376,736	-
Add: Acquisition, integration, and reorganization costs	12,394	8,514	-	20,908	-
Add: Loan fair value loss adjustments	170,971	-	-	170,971	-
Add: Unfunded commitments fair value loss adjustments	106,767	-	-	106,767	-
Add: Civic loan sale charge-offs	22,446	-	-	22,446	-
Adjusted earnings before income taxes	48,135	124,910	163,126	173,045	325,235
Adjusted income tax expense (1)	12,178	35,474	40,766	55,374	82,747
Adjusted earnings	35,957	89,436	122,360	117,671	242,488
Less: Preferred stock dividends	(9,947)	(9,947)	-	(19,894)	-
Adjusted earnings available to common stockholders	26,010	79,489	122,360	97,777	242,488
Less: Earnings allocated to unvested restricted stock	(313)	(1,210)	(2,351)	(1,372)	(4,389)
Adjusted earnings allocated to common shares	$25,697	$78,279	$120,009	$96,405	$238,099

Weighted average shares outstanding	118,255	117,930	117,562	118,094	117,456

Adjusted diluted earnings per common share (2)	$0.22	$0.66	$1.02	$0.82	$2.03

Average assets	$43,040,329	$42,768,714	$40,031,891	$42,905,272	$39,958,008

Adjusted return on average assets (3)	0.34%	0.85%	1.23%	0.55%	1.22%

(1)	Effective tax rates of 25.3% and 25.0% used for three months ended June 30, 2023 and June 30, 2022; adjusted effective tax rate of 28.4% used to normalize the effect of goodwill impairment for three months ended March 31, 2023. Adjusted effective tax rate of 32.0% used to normalize the effect of goodwill impairment for six months ended June 30, 2023; effective tax rate of 25.4% used for six months ended June 30, 2022.
(2)	Adjusted earnings allocated to common shares divided by weighted average shares outstanding.
(3)	Annualized adjusted earnings divided by average assets.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
Adjusted Efficiency Ratio	2023	2023	2022	2023	2022

	(Dollars in thousands)
Noninterest expense	$320,437	$1,573,003	$183,645	$1,893,440	$351,071
Less: Intangible asset amortization	2,389	2,411	3,649	4,800	7,298
Less: Foreclosed assets expense (income), net	2	363	(28)	365	(3,381)
Less: Goodwill impairment	-	1,376,736	-	1,376,736	-
Less: Acquisition, integration, and reorganization costs	12,394	8,514	-	20,908	-
Noninterest expense used for efficiency ratio	305,652	184,979	180,024	490,631	347,154
Less: Unfunded commitments fair value loss adjustments	106,767	-	-	106,767	-
Noninterest expense used for adjusted efficiency ratio	$198,885	$184,979	$180,024	$383,864	$347,154

Net interest income (tax equivalent)	$186,076	$281,616	$327,801	$467,692	$640,452
Noninterest income (loss)	(128,082)	36,391	34,346	(91,691)	55,164
Net revenues	57,994	318,007	362,147	376,001	695,616
Less: Gain (loss) on sale of securities	-	-	(1,209)	-	(1,105)
Net revenues used for efficiency ratio	57,994	318,007	363,356	376,001	696,721
Add: Loan fair value loss adjustments	170,971	-	-	170,971	-
Net revenues used for adjusted efficiency ratio	$228,965	$318,007	$363,356	$546,972	$696,721

Efficiency ratio (1)	527.0%	58.2%	49.5%	130.5%	49.8%
Adusted efficiency ratio (2)	86.9%	58.2%	49.5%	70.2%	49.8%

(1)	Noninterest expense used for efficiency ratio divided by net revenues used for efficiency ratio.
(2)	Noninterest expense used for adjusted efficiency ratio divided by net revenues used for adjusted efficiency ratio.

Non-GAAP Adjustment	Location on Income Statement
Loan fair value loss adjustments	(Loss) gain on sale of loans and leases/LOCOM HFS adjustment

Civic loan sale charge-offs	Provision for credit losses

Acquisition, integration, and reorganization costs	Acquisition, integration, and reorganization costs

Unfunded commitments fair value loss adjustments	Other expense

CONTACTS

Kevin L. Thompson Executive Vice President, Chief Financial Officer 303.802.8934	William J. Black Executive Vice President, Strategy and Corporate Development 919.597.7466